Exhibit 10.1

AMENDMENT NO. 1 TO TRANSACTION DOCUMENTS

THIS AMENDMENT NO. 1 TO TRANSACTION DOCUMENTS (the “Amendment”) is entered into effective May 1, 2022 , by and between GREATER CANNABIS COMPANY, INC., a Florida corporation (the “Company”), and FIRSTFIRE GLOBAL OPPORTUNITIES FUND LLC, a Delaware limited liability company (the “Holder,” and together with the Company, collectively, the “Parties”).

BACKGROUND

A. The Company and the Holder are the parties to that certain Amended Securities Purchase Agreement originally dated March 11, 2021 and amended June 7, 2021 (as amended, the “SPA”), pursuant to which, among other matters, the Company issued to the Holder (i) a Convertible Promissory Note dated March 11, 2021 in the original principal amount of $272,500 (the “First Note”); (ii) a Convertible Promissory Note dated June 28, 2021 in the original principal amount of $272,500 (the “Second Note,” and together with the First Note, collectively, the “Notes”); and (iii) certain warrants to purchase the Company’s common stock (the “Warrants,” and together with the SPA, the Notes and all other related documents referenced therein, collectively, the “Transaction Documents”).

B. The Parties desire to amend the Transaction Documents as set forth expressly below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	The Maturity Date of the First Note and the Second Note are hereby extended to April 30, 2023.

2.	The Holder hereby waives any Events of Default (as defined in the Notes) as of the date hereof (including any events as of the date hereof which would become Events of Default with only the passage of time) under the Notes and the other Transaction Documents, provided, however, that the foregoing waiver shall not be applicable to the Holder’s ability to calculate a Default Conversion Rate (as defined and provided for in Section 1.2(a) of the Notes).

3.	All capitalized terms not otherwise defined in this Amendment shall have the meanings given to such terms in the Notes.

4.	Except as specifically amend and modified by this Amendment, the Transaction Documents remain in full force and effect and are hereby ratified, approved and confirmed by the Parties.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of May 1, 2022.

GREATER CANNABIS COMPANY, INC.

By:	/s/ Aitan Zacharin
Aitan Zacharin, Chief Executive Officer

FIRSTFIRE GLOBAL OPPORTUNITIES FUND LLC

By: FIRST FIRE CAPITAL MANAGEMENT LLC, Manager

By:	/s/ Eli Fireman
Eli Fireman, Managing Member